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                                                                    Exhibit 23.3


                    Consent of Independent Public Accountants


We have issued our report dated March 31, 1999, accompanying the consolidated financial statements for the year ended December 31, 1998, included in the 1998 Annual Report of Intelect Communications, Inc. on Form 10-K. We hereby consent to the incorporation by reference of said report in the following registration statements:

         Form S-8, File No. 333-61333, filed August 13, 1998;
         Form S-3, File No. 333-53451, filed May 22, 1998;
         Form S-3, File No. 333-49379, filed April 2, 1998;
         Form S-8, File No. 333-03246, filed January 2, 1998;
         Form S-3, File No. 333-35841, filed December 30, 1997; and Form S-8, File No. 333-05918, filed December 23, 1997.



/s/ GRANT THORNTON LLP


Dallas, Texas
April 2, 1999